Exhibit 99.2

Tellurian Closes $260 Million Asset Sale and Retires Senior Secured Debt

HOUSTON, Texas --- (BUSINESS WIRE) July 1, 2024 --- Tellurian Inc. (Tellurian or the Company) (NYSE American: TELL) announced today that it has closed the previously reported sale of its integrated upstream assets for $260 million to affiliates of Aethon Energy Management LLC (Aethon), fulfilling a key objective outlined in May and substantially strengthening its balance sheet as it advances the Driftwood liquefied natural gas (LNG) project. The Company utilized proceeds from the sale to retire the $230 million of non-convertible Senior Secured Notes scheduled to mature in 2025.

“With the retirement of the senior secured debt, Tellurian is in a much-improved commercial position as we work to advance Driftwood LNG,” said Tellurian President Daniel Belhumeur.

"As a private equity firm and operator, we are excited to enhance our strategic footprint by integrating Tellurian's upstream and midstream assets into our extensive Haynesville position," said Gordon Huddleston, President and Partner of Aethon Energy. "Our goal is to generate compelling returns while supporting the communities we operate in as we make progress towards providing net zero natural gas to both domestic and international customers. We continue to work with Tellurian on a long-term sale and purchase agreement for two mtpa of LNG and believe in the many benefits that low emission exports have for the broader energy transition.”

“This transaction is a significant step in securing our balance sheet and progressing Driftwood,” added Tellurian Executive Chairman Martin Houston. “The partnership between Aethon and Tellurian is vital as we continue securing buyers for Driftwood’s remaining capacity and advance its development. Our agreement validates the role of U.S. LNG as the global transition fuel and in providing energy security to America’s partners around the world.”

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About Tellurian Inc.

Tellurian aims to generate shareholder value by establishing a competitive, LNG enterprise, effectively supplying natural gas to customers worldwide. Headquartered in Houston, Texas, Tellurian is actively developing Driftwood LNG, an approximately 27.6 mtpa LNG export facility and associated pipeline network. Tellurian is publicly traded on the NYSE American under the symbol “TELL”. For more information, please visit www.tellurianinc.com.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, commercialization and other aspects of the Driftwood LNG project, the development of the project, possible sales of LNG to Aethon and other buyers, the Company’s balance sheet and commercial position, and the role of U.S. LNG in the global energy transition and energy security. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. There can be no assurance that the LNG sale and purchase agreement referenced in this press release will be entered into. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contacts:

Media: Jason French Executive Director, Corporate Communications Phone +1.832.320.9247 jason.french@tellurianinc.com

Investors:

Matt Phillips

Vice President, Investor Relations

Phone +1.832.320.9331

matthew.phillips@tellurianinc.com

Johan Yokay

Director, Investor Relations

Phone+1.832.320.9327

johan.yokay@tellurianinc.com